Exhibit 99.2

June 2015

To the Shareholders of Point Capital Inc.:

Point Capital has gotten off to an incredible start in 2015, and our management team is once again pleased to share with you some of our advances since our last shareholder letter. We are very excited about the prospects of our portfolio of companies as we head into the second half of 2015. A brief synopsis of some of the most recent companies and type of investments are included for your review.

Our mission and management have remained unchanged since our last shareholder letter, and we continue to strive in our core competencies. We continue our efforts to identify and evaluate investment opportunities in emerging growth companies that we believe will enable Point Capital to achieve significant returns on deployed capital. As of March 31, 2015 our company’s investments at fair value were 47.88% of total assets; cash and cash equivalents were 44.54%; and other current assets were 7.57%. We hope that with our extensive business relationships and capital markets expertise we can continue so that we can achieve superior results. As always, we strive to make the right investment decisions and surround ourselves with the most seasoned business professionals who can bring valuable insight to our decision making process and provide a strong knowledge base to help our portfolio companies grow. Our independent directors, Van Parker, Leonard Schiller and Joel Stone continue to provide great guidance.

As we forge ahead into 2015, we are excited about the future prospects of our company. We are in various stages of due diligence in examining future investment opportunities. We are working diligently to strategically maximize the value of our company for the years to come, and most importantly for the benefit of our stockholders. We are hopeful that our work in 2014 and some of our recent 2015 investments will lead to several liquidity events by the latter part of this year. We would like to thank each and every one of you for your support as we continue to work diligently to maximize the value of our company in the years to come for the benefit of our shareholders.

The Company encourages shareholders to not rely solely on this shareholder update and to refer to the Company’s Quarterly Report on Form 10-Q for full disclosure relating to the first quarter financial report, as well as all the Company’s filings with the United States Securities and Exchange Commission, which can be found at www.sec.gov.

Point Capital, Inc.

285 Grand Avenue, 5 Patriot Center, Fl. 2 Englewood, NJ 07631 O: (201)408-5126 F: (201)408.5125

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This letter contains forward-looking statements, particularly as related to, among other things, the Company’s performance and future operations. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, reliance on third parties, and other factors that may cause our actual results, performance or achievements, or developments in its industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to our ability to generate any sales or positive revenues in the markets described above, general economic conditions and other factors that are detailed in Point Capital’s documents filed with the Securities and Exchange Commission. Statements made herein are as of the date of this letter and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. Point Capital, Inc. does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from our expectations and estimates.

Sincerely,

Richard Brand	Eric Weisblum

CEO & Chairman	President

Point Capital, Inc.

285 Grand Avenue, 5 Patriot Center, Fl. 2 Englewood, NJ 07631 O: (201)408-5126 F: (201)408.5125

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Below is a partial list of some opportunities in which Point Capital has invested for the periods of 2014-2015. For the complete list of all Investments since inception, please review the March 31, 2015 Form 10-Q filed with the SEC www.sec.gov.

Investments in 2014

Ruthigen, Inc. (RTGN) On March 21, 2014, we completed an investment in shares of Common Stock and Warrants. Ruthigen, Inc., a Nasdaq listed company, focuses on the discovery, development, and commercialization of pharmaceutical-grade hypochlorous acid based therapeutics to prevent and treat infection in invasive applications.

Orbital Tracking Corp. (TRKK) On October 10, we completed a $150,000 investment in 100,000 shares of Series D Preferred Stock as well as 200,000 shares of Series C Preferred Stock. Orbital Tracking is an OTC BB listed company. It provides satellite based tracking, services as well as mobile voice and data communications services globally via satellite to the commercial and government users. Orbital specializes in services related to the Globalstar satellite constellation, including ground station construction, simplex tracking services and satellite telecommunications voice airtime. Orbital operates various e-commerce retail and tracking portals where users around the world can purchase satellite hardware and track assets in real-time on mobile devices or PCs. Each share of Series C Preferred Stock converts into 10 shares of Common Stock. Each share of Series D Preferred Stock converts into 5 shares of Common Stock.

Vapor Corp. (VPCO) On November 17, 2014, we completed an investment in 7% Convertible Notes and Warrants. Vapor, a Nasdaq Capital Markets listed company, designs, markets and distributes electronic cigarettes, vaporizers, e-liquids and accessories. Vapor represents our first diversification into an industry that we believe has exciting growth potential.

Optex Systems, Inc. (OPXS) On November 18, 2014, we completed an investment in two year 12% Convertible Senior Notes. Optex, an OTC QB listed company, has been in business for 17 years and qualifies for the preference the DoD grants in its small business vendor program. Optex supplies periscopes, sighting systems and other products to defense contractors and militaries. Optex purchased the assets of another company in the industry. Optex plans to acquire a business that sells non-glare coatings for military applications and binoculars commercially.

Point Capital, Inc.

285 Grand Avenue, 5 Patriot Center, Fl. 2 Englewood, NJ 07631 O: (201)408-5126 F: (201)408.5125

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Investments in 2015

Actinium Pharmaceuticals, Inc. (ATNM) On February 6, 2015 we completed an investment in shares of common stock and warrants. Actinium develops oncology drugs. Actinium co-developed with Memorial Sloan Kettering the patented Alpha Particle Immunotherapy Technology. Actinium has a drug preparing for a Phase III trial and another in Phase I/II clinical trials.

datchat. (Private) On February 6, 2015 we completed an investment in common stock. datchat provides patent pending secret encrypted self-destructing messages in photos and videos, allows customers to conceal secret messages and pictures in plain sight and prevents screen shots of your photos and messages. In addition to capital we are working closely with the company. Point owns approximately 12% of the company. We hope to see this company complete an exit strategy through sale or public offering in the second half of 2015

Pulmatrix Inc. (now RTGN) On February 13, 2015 we invested in a 5% loan to the company. Pulmatrix is developing a dry powder for inhaled therapeutics. On March 16, 2015 Pulmatrix announced a merger with Ruthigen, Inc. a NASDAQ publicly traded company in which Point Capital had a previous investment.

Pershing Gold Corporation (PGLC). On March 27, 2015 we completed an investment in the company for shares of common stock and warrants. Pershing Gold explores, develops and mines gold and precious metals primarily in Nevada.

MabVax Therapeutics Holdings, Inc. (MBVX). On April 5, 2015 we completed an investment in shares of common stock and warrants. MabVax engages in the discovery, development and commercialization of human monoclonal cancer vaccines under exclusive license from Memorial Sloan-Kettering. MabVax has achieved full enrollment for two of its Phase II clinical trials. A vaccine for an orphan disease will be ready for a Phase II trial in H2 2015. MabVax entered into an agreement with Juno Therapeutics.

Point Capital, Inc.

285 Grand Avenue, 5 Patriot Center, Fl. 2 Englewood, NJ 07631 O: (201)408-5126 F: (201)408.5125

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